SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2003

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Charter)

New York	1-892	34-0252680
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

Four Coliseum Centre
2730 West Tyvola Road
Charlotte, North Carolina 28217
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (704) 423-7000

ITEM 9. REGULATION FD DISCLOSURE

     1.     On March 10, 2003, Goodrich Corporation (“Goodrich”) issued a press release captioned “Goodrich reaches agreement to sell Noveon PIK notes for par value of $156 Million and expects to record a write-off of its investment in Cordiem LLC”. The press release includes updated 2003 earnings and cash flow guidance for Goodrich. A copy of the press release is included as Exhibit 99.1 hereto.

     2.     On March 11, 2003, Marshall O. Larsen, President and Chief Operating Officer of Goodrich, will be making a presentation at the Salomon Smith Barney 16th Annual Global Industrial Manufacturing Conference. Mr. Larsen’s presentation is scheduled for 9:45 — 10:25 a.m. Eastern Standard Time. A live audio webcast of the panel discussion will be available at 9:45 a.m. Eastern Standard Time at the Goodrich home page, www.goodrich.com (see “Salomon Smith Barney Conference” link). Excerpts from the materials to be presented at the conference are included as Exhibit 99.2 hereto.

Limitation on Incorporation by Reference

     In accordance with general instruction B.2 of Form 8-K, the information in this report is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH CORPORATION (Registrant)

Date: March 11, 2003	By: /s/ Robert D. Koney, Jr. Robert D. Koney, Jr. Vice President and Controller

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